Exhibit 3

                          CUSTODIAL SERVICES AGREEMENT
                               FOR DOMESTIC ASSETS

                  AGREEMENT dated as of September 19, 1994 between BANKERS TRUST COMPANY ("Bank") and TEACHERS INSURANCE AND ANNUITY ASSOCIATION ("TIAA") on behalf of each investment portfolio of the TIAA Separate Account VA-1 listed on Exhibit A attached hereto, as such Exhibit may be amended from time to time (each such investment portfolio being referred to herein as a "Variable Account").

                  WHEREAS, the parties desire to arrange for the custody of certain assets of TIAA, specifically those of each Variable Account, by the Bank;

                  NOW THEREFORE, in consideration of the mutual agreement made herein, the Bank and TIAA agree as follows:

         1.       Establishment of Accounts

                  a. Bank agrees to open and maintain custodial account(s) ("Custody Account(s)") on behalf of the Variable Account, or such other TIAA portfolios or accounts ("TIAA Accounts") as the parties may from time to time agree to include within the scope of this Agreement, for any and all securities or other property acceptable to Bank received by Bank for the account of each Variable Account.

                  b. Bank also hereby agrees to establish and maintain one or more deposit accounts ("Deposit Accounts") for all cash (including cash proceeds from the sale of such securities and similar investments and cash monies hereinafter termed "Cash") received by Bank for the Variable Account. Such Custody and Deposit Accounts will be in the name of the Variable Account or in the name of Bank or Bank's branches, on behalf of the Variable Account.

                  It is hereby agreed that all securities, Cash, or other property now or hereinafter held by Bank hereunder are held for the Variable Account and are to be maintained and disposed of by Bank only for the Variable Account in accordance with the terms and conditions set forth in this Agreement.

         2.       Location of Assets

                  a. Securities, cash and other property are permitted to be held by

                           (1) Bank at any of its offices wherever located; and

                           (2) domestic securities depositories ("Securities
Depositories") selected by Bank with the approval of TIAA on behalf of the Variable Account.

                  b. Such entities described in (2) above shall be deemed to be Sub-Custodians of Bank, and all securities, Cash and other property held by such entities shall, unless otherwise specifically agreed to in writing by Bank and TIAA, be considered for all purposes of this agreement as being held directly by Bank and subject to the terms of this Agreement.

                  c. For purposes of this Agreement, a Securities Depository shall mean a system for the handling of securities of any particular class or series of any particular issuer deposited therein which may be treated as a part of a fungible bulk and may be transferred by bookkeeping entry without physical delivery of such securities. With respect to a Securities Depository, such entity shall be a clearing agency registered with the Securities and Exchange Commission ("Commission") under Section 17A of the Securities Exchange Act of 1934 ("Exchange Act"), which acts as a securities depository, or the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies in accordance with applicable Federal Reserve Board and Commission rules and regulations.

         3.       Bank's Duties

                  a. Bank will be responsible for the safekeeping, handling, servicing and disposition of all securities, cash or other property of the Variable Account held by it hereunder including, without limitation, any and all of the Variable Account's Cash held by or received by Bank in the name of the Variable Account or Bank's name.

                  b. Bank agrees to be liable and to indemnify and hold TIAA harmless for any and all liability for loss or damage to TIAA with respect to any such securities, Cash and other property, if such liability, loss or damage results from any negligence, misfeasance or misconduct on the part of Bank, its officers or employees, its branches or its affiliates. Bank shall have no liability for any losses or damages occasioned by delay in receipt of notice by Bank of any payment, redemption, proceeding or other transaction regarding, or of any rights exercisable by the Variable

Account in connection with any securities, Cash or other property with respect to which Bank has agreed to take action. Notwithstanding anything in this Agreement to the contrary, Bank shall not be liable for any indirect, consequential, or special damages, or for any loss resulting from, or caused by, or resulting from the inability or failure of a local clearing and settlement system to settle transactions for reasons beyond the control of Bank.

                  c. Notwithstanding the foregoing, Bank further agrees that it will at all times give the securities or other property of a similar character held by it hereunder the same care as it gives its own property.

                  d. It is understood and agreed that Bank is not under any duty to supervise the investment of, or to advise or make any recommendation to TIAA with respect to, the purchase or sale of any securities or other property.

                  e. In connection with Bank's responsibilities hereunder, it has advised TIAA that it currently has in force, for its own protection, Bankers Blanket Bond Insurance, and it is Bank's present intention to continue to maintain such insurance in substantially the same form and amount. TIAA understands that such policies would apply to certain losses under this agreement. Bank agrees to give TIAA written notice of any reduction in the amount, or material change in the form of such insurance, at least once a year upon request.

                  f. Bank shall have responsibility as a bailee for hire under the law of the State of New York with respect to any Sub-Custodian of Bank. Without limiting the generality of the foregoing, Bank will hold TIAA harmless from and indemnify it against any loss that occurs as a result of the negligence, misfeasance or misconduct of Bank, its officers or employees, and any Sub-Custodian of Bank other than a Securities Depository.

         4.       Receipt and Disbursement of Cash

                  a. Bank shall open and maintain separate Deposit Accounts for the Variable Account, in the name of the Variable Account, subject only to actions by Bank acting pursuant to the terms of this Agreement. Bank shall hold in such accounts, subject to the provisions hereof, all Cash received by it from or for the Variable Account. Cash held by Bank hereunder shall be subject to withdrawal and deposit by Bank from time to time on behalf of the Variable Account for the purpose of consummating the purchases or sales of designated securities upon Bank's receipt of express directions in the form of Authorized Instructions in accordance with the provisions of Section 19.

                  b. Directions to withdraw Cash shall also include, but are not limited to:

                           (1) the debiting or crediting of deposit accounts of
the Variable Account held by Bank, pursuant to this Agreement as of settlement date or such other date as specified in such instructions;

                           (2) the purchase of securities, options on
securities, futures contracts, options on futures contracts, or other property for the Variable Account but only (i) upon the delivery of such securities or other property or evidence of title for such options on securities, futures contracts or options on futures contracts to Bank, registered in the name of TIAA or of the nominee of Bank referred to in Section 10 hereof or in proper form for transfer; (ii) in the case of repurchase agreements for securities entered into between TIAA on behalf of the Variable Account and the Bank, or another bank, or a broker-dealer which is a member of the National Association of Securities Dealers ("NASD") against delivery of the securities either in certificate form or through an entry crediting Bank's account at the Federal Reserve Bank with such securities or against delivery of the receipt evidencing purchase by the Variable Account of securities owned by Bank, another bank, or a broker-dealer along with written evidence of the agreement by Bank, another bank, or a broker-dealer, to repurchase such securities from the Variable Account; or (iii) in the case of a purchase effected through a Securities Depository in accordance with the provisions of Section 7 hereof.

                           (3) the payment of interest, taxes (if any),
management or supervisory fees or operating expenses including, without limitation thereto, fees for legal, accounting and auditing services, if any;

                           (4) payments in connection with the conversion,
exchange or surrender of securities owned or subscribed to by the Variable Account held by or to be delivered to Bank; or

                           (5)      other corporate purposes.

                  c. Bank is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by it for the accounts of TIAA.

         5.       Holding Securities

         Bank shall hold in separate Custody Accounts for the Variable Account, and physically segregated at all times from those of any other persons, firms or corporations, or any other of TIAA's Accounts, pursuant to the provisions hereof, all securities and other property to be held by it for the Variable Account, except those held in a Securities Depository as described in Section 7 of this Agreement. All such securities are to be held or disposed of by Bank for, and subject at all times to the instructions of, TIAA pursuant to the terms of this Agreement. Bank shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such securities and investments, except pursuant to the Authorized Instructions of TIAA on behalf of the Variable Account and only through authorized instructions as set forth in Section 19 of this Agreement.

         6. Receipt and Delivery of Securities

                  From time to time TIAA on behalf of the Variable Account will instruct Bank to receive or deliver securities through Authorized

Instructions as set forth in Section 19. Such instructions may be continuing if agreed to by the parties.

                  a. In accordance with this Agreement, notwithstanding such instructions that relate to settlement date entries, Bank agrees to receive such securities against payment or exchange as directed in any Authorized Instructions and debit cash held in a Deposit Account on behalf of the Variable Account only against satisfactory delivery of securities.

                  b. In accordance with this Agreement, notwithstanding instructions that relate to settlement date entries, Bank agrees to transfer, exchange, or deliver securities held by it hereunder including, but not limited to, the following:

                  (1) for sales of such securities for the Variable Account upon receipt by Bank of payment therefor;

                  (2) when such securities are called, redeemed or retired or otherwise become payable;

                  (3) for examination by any broker selling any securities located in the U.S. in accordance with "U.S. street delivery" custom, provided that in any such case, Bank shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may result from Bank's negligence, misfeasance, or misconduct;

                  (4) in exchange for or upon conversion into other securities alone or other securities and cash whether pursuant to any plan or merger, consolidation, reorganization, recapitalization or readjustment, or otherwise;

                  (5) upon conversion of such securities pursuant to their terms into other securities;

                  (6) upon exercise of subscription, purchase or other similar rights represented by such securities;

                  (7) for the purpose of exchanging interim receipts or temporary securities for definitive securities;

                  (8) upon receipt of payment in connection with any repurchase agreement related to such securities entered into by the Variable Account;

                  (9) for delivery in connection with any loans of securities made by the Variable Account, in accordance with the provisions of Section 11 herein;

                  (10) for other purely ministerial exchanges; or

                  (11) for other corporate purposes.

         As to any deliveries made by you pursuant to Items (2), (4), (5), (6),
(7) and (10), securities or cash receivable in exchange therefor shall be deliverable to Bank.

                  c. Actual delivery of securities is to be made by Bank on the contractual settlement date only upon express instructions to such effect, provided that:

                  (1) the securities are on deposit in a Custody Account for the Variable Account; and

                  (2) the delivery instructions are received by Bank in timely fashion.

                  d. In addition, Bank will withdraw and deliver securities "Free of Payment" as directed in any such written instructions as set forth in paragraph b of Section 19 herein, provided, however, that under no circumstances are any securities to be withdrawn and delivered by Bank to any individual; such delivery is to be made only to another custodial or other account in the name of TIAA or the Variable Account or for TIAA's benefit.

                  e. Notwithstanding any provision of this Agreement to the contrary, including but not limited to sections 6a, 6b, 6f and 7c, settlement and payment for securities received for the account of the Variable Account and delivery of securities maintained for the account of the Variable Account may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

                  f. Except as specifically otherwise stated in this Agreement, in any and every case where payment for purchase of securities for the account of the Variable Account is made by the Bank in advance of receipt of the securities purchased in the absence of specific written instructions from TIAA on behalf of the

Variable Account to so pay in advance, Bank shall be liable for any loss to TIAA for such securities to the same extent as if the securities had been received by Bank.

                  g. Bank shall promptly furnish the Variable Account with advice or notices of any receipts or deliveries of securities.

                  h. Bank will not be responsible for any act or omission, or for the insolvency of any broker or agent selected by Bank to effect a transaction for the account of the Variable Account; provided, however, Bank is not negligent in the selection of such broker or agent.

         7.       Deposit of Variable Account Assets in a Securities
                  Depository

         Bank may deposit and maintain securities owned by the Variable Account in a Securities Depository subject to the following provisions:

                  a. Bank may keep the Variable Account's securities in a Securities Depository provided that such securities are represented in an account of Bank ("Bank's Account") in a Securities Depository which shall not include any assets of Bank other than assets held as a fiduciary, custodian or otherwise for customers;

                  b. The records of Bank will identify those securities of the Variable Account held in a Securities Depository as being held in book-entry on behalf of the Variable Account;

                  c. Bank shall pay for securities purchased for the account of the Variable Account upon (i) receipt of advice from the Securities Depository that such securities have been transferred to Bank's Account, and (ii) the making of an entry on the records of

Bank to reflect such payment and transfer for the account of the Variable Account. Bank shall transfer securities sold for the account of the Variable Account upon (i) receipt of advice from the Securities Depository that payment for such securities has been transferred to Bank's Account, and (ii) the making of an entry on the records of Bank to reflect such transfer and payment for the account of the Variable Account.

                  d. Anything to the contrary in this Agreement notwithstanding, the Bank shall be liable to TIAA for the benefit of the Variable Account for any loss or damage to the Variable Account resulting from the use of Securities Depositories by reason of any negligence, misfeasance or misconduct of the Bank or any of its agents or of any of its or their employees or from failure of the Bank or any such agent to enforce effectively such rights as it may have against the Securities Depository; at the election of TIAA, on behalf of the Variable Account, it shall be entitled to be subrogated to the rights of the Bank with respect to any claim against the Securities Depository which the Bank may have relating to the assets of the Variable Account, if the Bank (i) refuses to enforce such claim, (ii) takes no action with respect to such claim within 60 days after the loss resulting in such claim is discovered by Bank, or (iii) becomes insolvent, or the equivalent to an insolvency proceeding is commenced against the Bank.

         8.       Segregated Account

         Bank shall upon receipt of Authorized Instructions from TIAA on behalf of the Variable Account establish and maintain a segregated account or accounts for and on behalf of the Variable Account, into which account or accounts may be transferred Cash and/or securities, including securities maintained by Bank in a Securities Depository pursuant to Section 7 hereof: (a) in accordance with the provisions of any agreement among TIAA on behalf of the Variable Account, Bank and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Variable Account; (b) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Variable Account or commodity futures contracts or options thereon purchased or sold by the Variable Account; (c) for the purposes of compliance by the Variable Account with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Commission relating to the maintenance of segregated accounts by registered investment companies; and (d) for other corporate purposes, but only upon receipt of Authorized Instructions from TIAA on behalf of the Variable Account. TIAA on behalf of the Variable Account shall be solely responsible for negotiating the terms of any agreement with a broker-dealer or other party pursuant to this section.

         9.       Income and Principal

                  a. Income on securities and cash held by Bank hereunder will be credited automatically to a Deposit Account or Custody Account upon receipt and in accordance with local market practices. Principal received in connection with securities which mature or are redeemed shall be credited to a Deposit Account or a Custody Account on the date such principal is received. All collections of income or principal paid or distributed with respect to any securities, Cash or other property shall be made at the risk of the Variable Account, provided however, that Bank takes reasonable steps to collect such income or principal and there is no negligence, misfeasance or misconduct on the part of Bank.

                  b. Unless instructed otherwise, collections of income in foreign currency are to be converted into United States dollars, and in effecting such conversion Bank may use such methods or agencies as it may see fit including its own facilities at prevailing rates. All risk and expense incident to such collection of income regardless of the particular currency or currencies involved is for the account of the Variable Account, and Bank shall have no responsibility for fluctuations in exchange rates affecting such conversion.

                  c. Unless and until Bank receives written instructions to the contrary, it shall:

                  (1) present for payment all coupons and other income items held by it for the account of the Variable Account which call for payment upon presentation and hold the cash received by it upon such payment for the appropriate account;

                  (2) collect interest and cash dividends received, with notice to TIAA, for the Variable Account;

                  (3) hold for the Variable Account all stock dividends, rights and similar securities issued with respect to any securities held by Bank hereunder, and with respect to stock dividends, it is hereby authorized to sell any fractional interest and credit the Deposit Account with the proceeds thereof; and

                  (4) with respect to any dividend reinvestment plan in which the Variable Account participates, and as to which Bank has been so notified, it agrees to acquire and hold hereunder the appropriate number of shares issuable under such plan in lieu of the cash dividend, except that fractional shares may be sold in the case of shares physically held, unless the Bank receives appropriate instructions from TIAA to do otherwise.

                  d. Any dividends or interest automatically credited to the Deposit Accounts which are not subsequently collected by Bank from the corporation or other issuer making such payment will be reimbursed to Bank and Bank may debit the Deposit Accounts for this purpose.

         10.      Registration

         Securities which are eligible for deposit in Securities Depositories may be maintained in Bank's Account with such

Depositories. Subject to the aforesaid provision, Bank will register all securities (except such as are in bearer form) in the name of its nominee or the nominee of the Securities Depository, unless alternate registration instructions are furnished by TIAA. Bank will retain and have available at all times for inspection by regulatory authorities evidence that its nominee is registered as required by the laws and regulations of the United States and the State of New York, as appropriate. All such agents shall be appointed in conformance with
Section 20. TIAA on behalf of the Variable Account agrees to hold such nominee and Bank harmless from any liability as a holder of record of such securities and TIAA will have the same responsibility as if the securities were registered in the name of the Variable Account. The foregoing shall not relieve Bank of its responsibilities or liabilities hereunder.

         11.      Provisions Relating to Securities Lending

                  a. From time to time TIAA on behalf of the Variable Account shall direct Bank by Authorized Instructions to lend securities held by Bank in its Custodial Account to borrowers ("Borrowers"). Such securities shall be termed the "Loaned Securities". This Section shall apply to and shall be controlling solely with respect to such Loaned Securities and lending services relating thereto. Loaned Securities which are returned by the Borrower to Bank shall upon receipt thereof constitute securities and property held by Bank to which the other provisions of this Agreement shall be applicable unless otherwise provided herein.

                  b. From time to time TIAA on behalf of the Variable Account will provide Bank with Authorized Instructions regarding the delivery or return of Loaned Securities. In this connection, Bank is authorized and directed, all in accordance with such instructions to promptly:

                  (1) Deliver the Loaned Securities to the Borrower for the Variable Account, against receipt by Bank of collateral in respect of such Loaned Securities (the "Collateral"), in the form and amount specified in such instructions. Bank shall promptly place the specified Collateral in a Deposit or Custody Account and promptly notify TIAA on behalf of the Variable Account of such transaction.

                  (2) Receive Loaned Securities being returned by Borrower in the form and amount specified in the Authorized Instructions. Upon satisfactory delivery of such Loaned Securities, Bank shall debit the defined Collateral from TIAA's Deposit Account in accordance with such instructions and pay or redeliver the specified Collateral to Borrower and promptly notify TIAA on behalf of the Variable Account of such transaction.

                  (3) Release to Borrower any excess Collateral or receive Collateral from Borrower as specified in instructions issued by TIAA on behalf of the Variable Account. Bank shall promptly transmit the specified Collateral to be released, or accept delivery and transmit Collateral received to a Deposit Account, as the case may be, and notify TIAA on behalf of the Variable Account of such transmittal or receipt. Bank shall debit or credit the defined Collateral from the Deposit Account, as appropriate.

                  c. Where Bank has received Authorized Instructions from TIAA indicating that TIAA has previously received adequate Collateral covering contemplated loans, Bank is authorized to deliver Loaned Securities "Free of Payment" upon express direction from TIAA with respect to designated Loaned Securities. A list of authorized Borrowers who are eligible to receive such Loaned Securities Free of Payment will be signed by any two Authorized Officers, with the title of Chairman, President, Executive Vice President and Treasurer, or by any one of these officers together with any TIAA officers with the title of Senior Vice President or Vice President, in accordance with paragraph b. of
Section 19.

                  d. TIAA on behalf of the Variable Account shall also provide Bank with written instructions regarding Loaned Securities for which TIAA has previously received adequate Collateral and their delivery "Free of Payment" to designated Borrowers in accordance with paragraph c. hereof or the return of Loaned Securities. Bank shall be authorized, in accordance with such written instructions, to:

                  (1) Deliver the Loaned Securities, "Free of Payment" to the listed Borrower, and

                  (2) Receive Loaned Securities specified in such instructions.

         Bank shall promptly advise TIAA on behalf of the Variable Account of the completion of any such specified transaction.

                  e. Bank agrees to receive from the Borrower any income, dividends, and/or distributions made by the issuer with respect to the Loaned Securities, and to credit the Deposit Account or Custody Account when such amounts and properties are received from the Borrower in accordance with the provisions of Section 9.

                  f. Bank shall be responsible for the Collateral and Loaned Securities in its possession and for the handling and servicing of such property in accordance with written instructions. Bank is hereby designated to acquire possession of Collateral on behalf of the Variable Account and to act as bailee or financial intermediary (as defined in the Uniform Commercial Code of the State of New York, as amended the "UCC"), as the case may be, to enable TIAA on behalf of the Variable Account to perfect and maintain perfection of a security interest in such Collateral, pursuant to the provisions of the UCC or other applicable laws, as amended from time to time. It is understood that Bank shall not be responsible for obtaining or perfecting TIAA's security interest in the Collateral other than possessing and handling the Collateral in accordance with the preceding sentence and the instructions of TIAA regarding delivery and receipt, and shall not be responsible to advise TIAA of the steps necessary to obtain or perfect such interest or for effecting any statutory filing, unless mutually agreed upon at such time. Under no circumstances and in no event shall Bank have or be charged with any responsibility or liability for (i) the credit worthiness or continued credit worthiness of any Borrower, (ii) the adequacy or value of any Collateral in connection with any loan of securities, (iii) the failure of the Borrower to pay any income, dividend and/or distribution made by the issuer on the Loaned Securities, or (iv) any act taken by it in accordance with the direction of the Variable Account, or omitted by it in the absence of such direction.

                  g. Bank shall report as assets of its Custody Account property which is Loaned Securities that have previously been delivered to Borrowers and hence are not in Bank's possession. Bank shall have no responsibility or liability whatsoever with respect to such Loaned Securities and shall perform no services with respect thereto, except as specifically set forth herein.

                  h. Bank shall provide to TIAA a Report of Assets Held which shall include all Loaned Securities (whether or not such securities are in the possession of Borrowers) designated in such report to indicate that the same is reported on a memorandum entry basis or on such other basis as shall be mutually agreed upon. Bank shall also provide to TIAA all information and data specified in paragraphs a., b., c. and f. of Section 14, and such further information concerning the Loaned Securities and Collateral as TIAA shall reasonably request, so that TIAA may properly account for and segregate such property. Bank shall furnish TIAA with all such other reports and information as TIAA shall reasonably request. Bank shall furnish TIAA with all reports and information pursuant to this Amendment within a reasonable time after request therefor.

         12.      Voting and Other Action

         No person may vote (other than pursuant to Authorized Instructions) any securities held by Bank hereunder. Bank will promptly transmit to TIAA, or direct to be transmitted to TIAA, all notices, proxies and proxy soliciting materials with respect to securities held by it hereunder, which proxies will be executed by the registered holder thereof if registered otherwise than in the name of TIAA or the Variable Account, but without indicating the manner in which such proxies are to be voted.

         Bank will promptly transmit to TIAA all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith) received by it from the issuers of securities or other property held by it hereunder. With respect to tender or exchange offers, Bank will promptly transmit to TIAA all written information received by it from issuers of the securities or other property whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer.

         13.      Fees and Expenses

         Bank will be compensated for the services rendered under this Agreement and reimbursed for out-of-pocket expenses through arrangements negotiated between TIAA on behalf of the Variable Account and Bank from time to time. Bank will also be compensated for reasonable counsel fees incurred in the performance of its duties hereunder, provided, however, that Bank gives TIAA written notice in advance of the incurrence of such fees.

         TIAA acknowledges its responsibility as a principal for all of its obligations to Bank arising under or in connection with this Agreement.

     14. Records, Affidavits and Reports

         With respect to the securities and other property held by Bank hereunder, Bank agrees:

                  a. To maintain records sufficient to verify information TIAA is required to report in Schedule D of the Annual Statement Blank of the Insurance Department of the State of New York ("Insurance Department") as amended from time to time, which records will consist of a list of such securities showing a complete description of each issue, including the number of shares and par value of securities so held at the end of such month and such other information as may be agreed to by Bank and required by such report or any other report required by the Insurance Department;

                  b. To maintain records regarding transactions and related activities described in Sections 4, 5, 6, 7, 8, 9, 10 and 11 sufficient to verify the accuracy of regular monthly and other reports and income received on such securities and other property;

                  c. To maintain records sufficient to verify information relating to Cash held by Bank;

                  d. To create, maintain and preserve all reports and records relating to Bank's activities and obligations listed in Exhibit B attached hereto, as such Exhibit may be amended from time to time under this Agreement as provided for in this Section in such manner as will meet the requirements of the 1940 Act, including Section 31 thereof and Rules 31a-1 and 31a-2 and the Bank agrees that such reports and records are the property of the

Variable Account and will be surrendered to the Variable Account promptly upon request;

                  e. To permit examination of such books and records as provided for in this Section at any time or from time to time during business hours as provided for in Section 16 by representatives or designees of the Commission, and to promptly furnish to the Commission or its designees true, correct, complete and current hard copy of any or all or any part of such books and records;

                  f. To furnish the Variable Account with the appropriate affidavit(s) in such form acceptable to Bank as may be submitted to Bank by TIAA on behalf of the Variable Account from time to time which is acceptable to the Insurance Department or any other state or federal governmental agency having jurisdiction over TIAA, in order for the securities and other property referred to in such affidavit(s) to be recognized as admitted assets of TIAA and in order for TIAA to comply with any other requirements of such Department or agencies;

                  g. To furnish upon request the Variable Account with any report obtained by Bank on a Securities Depository's system of internal accounting control; and to furnish upon request, the Variable Account with such reports on Bank's system of internal accounting control as TIAA on behalf of the Variable Account may reasonably require;

                  h. To furnish all such other reports and information as shall be reasonably requested by TIAA on behalf of the Variable

Account relating to all property held by Bank on the Variable Account's behalf pursuant to the terms of this Agreement; and

                  i. That all such information, records, reports, and affidavits maintained or held by Bank pursuant to this Section remain the property of Variable Account and copies of all such information which are reasonably available will be surrendered to Variable Account within a reasonable time after request therefor.

                  j. The specific records, reports and affidavits required in a. through i. above shall be set forth in a separate document which may be modified from time to time by agreement of the parties to this Agreement.

         15. Reconciliation of Statements or Advice TIAA agrees that it will reconcile statements and advice sent by mail or electronic media and that all such statements and advice will be considered final sixty days from the date of dispatch unless TIAA has notified Bank orally or in writing regarding any questions, problems or objections.

         16.      Access

                  a. During the course of Bank's regular banking hours, any duly authorized officer, employee or agent of TIAA, any independent accountants selected by TIAA, any member of the Insurance Department, and any representative or designee of the Commission or other governmental agencies having jurisdiction over TIAA, shall be entitled to examine, on Bank's premises, securities and records of all securities, Cash and other property held by Bank, its branches, or other entities hereunder and its books and records pertaining to its actions under this Agreement, but only upon furnishing Bank with one day notice of such examination signed by a duly authorized officer of TIAA. Bank's books and records used in connection with TIAA's indirect participation in a depository or other entities, to the extent that they relate to depository, custodial or other services rendered to TIAA by Bank, pursuant to this Agreement, shall at all times during Bank's regular business hours be open to inspection by duly authorized employees or agents of TIAA, or governmental agencies having jurisdiction over TIAA, but only upon furnishing Bank with one day's notice to that effect as specified in the preceding sentence.

                  b. Upon receiving a request from TIAA, Bank agrees that it will to the extent consistent with its Agreement with each Subcustodian take such steps as are within its power to enable any of the aforementioned officers, accountants, employees, agents and members of TIAA, the Insurance Department, the Commission or other governmental agencies having jurisdiction over TIAA, to inspect and examine securities and other property of TIAA and books and records of such property not located on Bank's premises, which property and records are held on TIAA's behalf by its branches or other entities pursuant to this Agreement.

         17.      Exemption from Income Tax

                  a. TIAA is exempt from the payment of United States income tax. Documentation evidencing TIAA's tax exempt status has heretofore been furnished by TIAA to the Bank. Bank is hereby authorized and empowered as TIAA's agent to sign in its name any certificate of ownership or other certificate which is or may be required by any regulations of the Internal Revenue Service, the laws of any state, or other authority of the United States.

                  b. To enable Bank properly to execute the certificate described in a. above, TIAA hereby certifies that TIAA is a corporation duly organized and existing under the laws of the State of New York, having its principal place of business in the City of New York. TIAA's Employer Identification No. is 13-1624203.

         18.      Amendments

         No amendment or change to this Agreement shall be authorized by TIAA on behalf of the Variable Account without the written consent signed by an officer with the title of either Chairman or President and any officer with the title of Executive Vice President or Treasurer and accepted in writing by any Vice President or Managing Director of Bank.

         19.      Authorization

                  a. Except as otherwise provided for in this Agreement, written instructions by TIAA hereunder shall be signed by any two of its Authorized Officers specified in a separate list for this purpose which will be furnished to Bank from time to time signed by the Treasurer or any Associate Treasurer or Assistant Treasurer and by the Secretary or any Assistant Secretary as certified under the corporate seal of TIAA. Such instructions are referred to herein as "Authorized Instructions". Upon receipt of written instructions pursuant to paragraph b., below accompanied by a detailed description of procedures approved by such instructions, Authorized Instructions may include communications effected directly between electro-mechanical or electronic devices provided that TIAA and

Bank are satisfied that such procedures afford adequate safeguards for the Variable Account's assets. Such satisfaction shall be evidenced when TIAA has given instructions and Bank has acted upon such instructions given by such device.

                  b. As provided for in Sections 11.c. and 19.a. herein or in connection with the delivery of securities or other property "Free of Payment," written instructions shall be acted upon only if received in writing manually signed by any two of such Authorized Officers with the title Chairman, President, Executive Vice President, or Treasurer, or by any one of those officers together with any TIAA officer with the title Senior Vice President or Vice President.

                  c. Bank shall not be liable for any action taken in good faith upon Authorized Instructions or upon written instructions pursuant to b., above, and may rely on such documents that it in good faith believes to be validly executed. Bank may assume, in the absence of written notice to the contrary from TIAA, that the authority of each person designated an Authorized Officer pursuant to this section has not been revoked.

         20.      Appointment of Agents

         The Bank may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act, as amended, to act as a custodian, as its agent to carry out such of the provisions of this Agreement as the Bank may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Bank of its responsibilities or liabilities hereunder.

         21.      Notices

                  a. Confirmations and advices of all types relating to the securities, cash or other property held by Bank hereunder will be provided to the particular divisions of TIAA on behalf of the Variable Account indicated in a separate listing which the treasurer will furnish to Bank from time to time.

                  b. Written notices hereunder shall be hand-delivered, delivered by overnight courier or mailed first class, addressed, if to Bank, at 16 Wall Street New York, New York 10015, or if to TIAA, at 730 Third Avenue, New York, New York 10017, Attention: Treasurer. Written notice of (i) termination of this Agreement, (ii) termination of Bank's participation in DTC or any other securities depository, (iii) changes in Bank's designation of any of its branches or Sub-Custodians having custody of any of the Variable Account's assets under this Agreement, or (iv) changes in Bank's insurance coverage, shall be sent by hand or overnight courier; provided, however, that any such notice pursuant hereto shall not constitute approval by TIAA of any such termination, change or designation nor shall such notice relieve Bank of its responsibilities hereunder.

                  c. Any notice so addressed, delivered or mailed shall be deemed to be given upon receipt by the other party.

         22.      Termination or Assignment

         This Agreement may be terminated by either party on sixty days' written notice sent by certified mail. Upon any termination of this Agreement, upon appointment of a successor to Bank or if a vote of the participants of TIAA to dissolve or to function without a custodian of its cash, securities or other property has occurred, Bank shall deliver Cash, securities or other property to a bank or trust company selected by TIAA on behalf of the Variable Account having an aggregate capital, surplus and undivided profits, as shown by its last published report of not less than twenty-five million dollars ($25,000,000) as a custodian for TIAA to be held under a custodial agreement with that institution; provided, however, that Bank shall not be required to make any such delivery or payment until full payment shall have been made by TIAA on behalf of the Variable Account of all liabilities constituting a charge on or against the properties then held by Bank or on or against it, and until full payment shall have been made to Bank of all fees, compensation, costs and expenses, subject to the provisions of Section 13 of this Agreement.

         This Agreement may not be assigned by Bank without the consent of TIAA, authorized or approved by a resolution of TIAA's trustees.

         23.      Effect of Headings

         The Section headings herein are for convenience only and shall not affect the construction thereof.

         24.  Governing Law

         This Agreement shall be governed by and construed in accordance with the law of the State of New York.

         IN WITNESS WHEREOF, the undersigned have signed this Agreement as of the date first written above.

                                  TEACHERS INSURANCE AND ANNUITY ASSOCIATION,
                                  ON BEHALF OF EACH VARIABLE ACCOUNT LISTED
                                  ON EXHIBIT A

                                  BY: /s/ Thomas W. Jones
                                      -----------------------------
                                      Thomas W. Jones
                                      President

                                  BY: /s/ Richard J. Adamski
                                      -----------------------------
                                      Richard J. Adamski
                                      Vice President and Treasurer


                                  BANKERS TRUST COMPANY

                                  BY: /s/ Edward F. Lynch
                                      -----------------------------
                                      Edward F. Lynch, V.P.

                                  BY: /s/ Diane I. Wiley
                                      -----------------------------
                                      Diane I. Wiley, V.P.

                                    EXHIBIT A

                  Investment portfolios of TIAA Separate Account VA-1 included within this Agreement (the Variable Accounts):

                  1.       Stock Index Fund

                                    EXHIBIT B

                  Information and records the bank will provide, maintain, and preserve for each investment portfolio of the TIAA Separate Account VA-1 for which you may be appointed custodian, and to provide such information to TIAA, and/or the appropriate regulatory authorities:

INFORMATION AND RECORD REQUIREMENT                      FREQUENCY OF DELIVERY

1.  Statement of Holdings                               a.  Daily, Monthly
2.  Securities in lien position                         b.  Monthly
3.  Location of securities                              c.  Monthly
4.  Securities out for transfer                         d.  Upon request
5.  Actual securities settlement date                   e.  Upon request
6.  Certification number (if applicable)                f.  Upon request